UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2017

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, First Choice Healthcare Solutions, Inc. (the “Company”) announced that it appointed Phillip J. Keller as its Chief Financial Officer, who assumed the position on July 24, 2017.

From 2014 through 2015, Mr. Keller, age 51, served as Senior Vice President of Finance and Chief Financial Officer of RehabCare Inc., a provider of physical, occupational and speech-language rehabilitation services to hospitals, skilled nursing facilities and home care settings in 47 states across the United States of America. Prior to joining RehabCare Inc. in 2014, Mr. Keller served as Senior Vice President of Finance of PharMerica, Inc. (NYSE: PMC), an institutional pharmacy servicing skilled nursing and assisted living facilities, hospitals and other long term alternative care facilities. Other previous executive posts have included Senior Vice President of Finance and Principal Accounting Officer of BioScrip, Inc. (NASDAQ: BIOS), and Vice President of Finance, Chief Financial Officer and Treasurer of DMI Furniture Inc. (NASDAQ: DMIF). In May 1991, Mr. Keller earned his Certified Public Accountant license. He began his career working as a Staff Accountant for Laventhol & Horwath after graduating from the Loyola University of Chicago with a B.S. degree in Accounting.

Upon commencement of his employment, Mr. Keller will receive an annual salary of $175,000 and receive, as additional compensation, bonus compensation of $25,000 ($5,000 per quarter for the three (3) quarters following August 31, 2017 and $10,000 for the fourth (4th) quarter following August 31, 2018), so long as each SEC filing from the start of his employment until August 31, 2018 is filed by the Company at least five (5) days prior to the due date of each such filing, and Mr. Keller is employed by the company at the time of each such filing. Further, he will be eligible to receive an additional bonus of $25,000 based on the completion of and compliance with certain tasks agreed upon by Mr. Keller and the Company. Mr. Keller would be entitled to $6,250 per quarter divided by the amount of tasks completed out of the ten (10) separate tasks agreed upon by Mr. Keller and the Company. Additionally, Mr. Keller shall be eligible to earn up to 250,000 shares of the Company’s Common Stock over a four (4) year period. Up to 25,000 shares per year are eligible to vest so long as Mr. Keller remains employed with the Company on each September 1st, commencing on September 1, 2018, and up to an additional 37,500 shares per year are eligible to vest on each September 1st based on the achievement of certain objectives and goals set out and agreed upon by Mr. Keller and the Company. Shares will be issued on a percentage of actual amounts achieved. Mr. Keller will also be eligible to participate in the Company’s health and other benefits on the same terms as other Company executives.

There are no family relationships between Mr. Keller and any director or executive officer of the Company and there are no transactions between Mr. Keller and the Company that would be reportable under Item 404(a) of Regulation S-K.

Mr. Keller succeeds Timothy K. Skeldon, who has elected to resign from the Chief Financial Officer. In addition, Mr. Skeldon has elected to resign from his position as corporate Secretary.

Item 7.01 Regulation FD Disclosure

On July 27, 2017, the Company issued a press release announcing the appointment of Mr. Keller as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instructions B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated July 27, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: July 27, 2017
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

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